                                                                EXHIBIT 10.44
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                                 LOAN AGREEMENT



                                     BETWEEN



                         TEXAS HEALTH ENTERPRISES, INC.,
                      HEALTH ENTERPRISES OF OKLAHOMA, INC.,
                      HEALTH ENTERPRISES OF MICHIGAN, INC.,
                  HEA MANAGEMENT GROUP, INC. AND PCK-TEX, LTD.
                   INDIVIDUALLY AND COLLECTIVELY, AS BORROWER



                                       AND



                       HORIZON FACILITIES MANAGEMENT, INC.
                                    AS LENDER



                                 JANUARY 1, 1996


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
                                TABLE OF CONTENTS

                                                                      PAGE NO.
                                                                      --------
                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     Section  1.1   CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . .  1

                                    ARTICLE 2

                                   LOAN TERMS

     Section  2.1   THE LOAN . . . . . . . . . . . . . . . . . . . . . .  5
     Section  2.2   INTEREST RATE; LATE CHARGE . . . . . . . . . . . . .  6
     Section  2.3   TERMS OF PAYMENT . . . . . . . . . . . . . . . . . .  6
     Section  2.4   SECURITY . . . . . . . . . . . . . . . . . . . . . .  7
     Section  2.5   APPLICATION OF OPERATING REVENUES. . . . . . . . . .  7
     Section  2.6   RIGHT OF SET-OFF . . . . . . . . . . . . . . . . . .  7

                                    ARTICLE 3

                      INSURANCE, CONDEMNATION, AND IMPOUNDS

     Section  3.1   INSURANCE. . . . . . . . . . . . . . . . . . . . . .  8
     Section  3.2   USE AND APPLICATION OF INSURANCE PROCEEDS. . . . . .  9
     Section  3.3   CONDEMNATION AWARDS. . . . . . . . . . . . . . . . .  9
     Section  3.4   IMPOUNDS . . . . . . . . . . . . . . . . . . . . . . 10

                                    ARTICLE 4

                              ENVIRONMENTAL MATTERS

     Section  4.1   CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . 10
     Section  4.2   COVENANTS ON ENVIRONMENTAL MATTERS . . . . . . . . . 10
     Section  4.3   ALLOCATION OF RISKS AND INDEMNITY. . . . . . . . . . 11
     Section  4.4   NO WAIVER. . . . . . . . . . . . . . . . . . . . . . 12

                                    ARTICLE 5

                                 LEASING MATTERS

     Section  5.1   REPRESENTATIONS AND WARRANTIES ON LEASES . . . . . . 12
     Section  5.2   COVENANTS. . . . . . . . . . . . . . . . . . . . . . 12
     Section  5.3   TENANT ESTOPPELS . . . . . . . . . . . . . . . . . . 13


                                      i
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                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

     Section  6.1   ORGANIZATION AND POWER . . . . . . . . . . . . . . . 13
     Section  6.2   VALIDITY OF LOAN DOCUMENTS . . . . . . . . . . . . . 13
     Section  6.3   LIABILITIES; LITIGATION. . . . . . . . . . . . . . . 13
     Section  6.4   TAXES AND ASSESSMENTS. . . . . . . . . . . . . . . . 13
     Section  6.5   OTHER AGREEMENTS; DEFAULTS . . . . . . . . . . . . . 13
     Section  6.6   COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . 14
     Section  6.7   LOCATION OF BORROWER . . . . . . . . . . . . . . . . 14
     Section  6.8   MARGIN STOCK . . . . . . . . . . . . . . . . . . . . 14
     Section  6.9   TAX FILINGS. . . . . . . . . . . . . . . . . . . . . 14
     Section  6.10  SOLVENCY . . . . . . . . . . . . . . . . . . . . . . 14
     Section  6.11  FULL AND ACCURATE DISCLOSURE . . . . . . . . . . . . 15
     Section  6.12  ERISA. . . . . . . . . . . . . . . . . . . . . . . . 15
     Section  6.13  INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . 16
     Section  6.14  NO FINANCING OF CORPORATE TAKEOVERS. . . . . . . . . 16
     Section  6.15  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . 16

                                    ARTICLE 7

                               FINANCIAL REPORTING

     Section  7.1   FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . 16
     Section  7.2   ACCOUNTING PRINCIPLES. . . . . . . . . . . . . . . . 17
     Section  7.3   OTHER INFORMATION. . . . . . . . . . . . . . . . . . 17
     Section  7.4   AUDITS . . . . . . . . . . . . . . . . . . . . . . . 17

                                    ARTICLE 8

                                    COVENANTS

     Section  8.1   DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. 17
     Section  8.2   TAXES; CHARGES . . . . . . . . . . . . . . . . . . . 18
     Section  8.3   CONTROL; MANAGEMENT AGREEMENT. . . . . . . . . . . . 19
     Section  8.4   OPERATION; MAINTENANCE; INSPECTION . . . . . . . . . 19
     Section  8.5   TAXES ON SECURITY. . . . . . . . . . . . . . . . . . 19
     Section  8.6   LEGAL EXISTENCE; NAME, ETC.. . . . . . . . . . . . . 19
     Section  8.7   AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . 19
     Section  8.8   LIMITATION ON OTHER DEBT . . . . . . . . . . . . . . 19
     Section  8.9   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . 20
     Section  8.10  ESTOPPEL CERTIFICATES. . . . . . . . . . . . . . . . 20
     Section  8.11  NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . 20
     Section  8.12  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . 20
     Section  8.13  RESTRICTION ON DIVIDENDS AND DISTRIBUTIONS . . . . . 20
     Section  8.14  ERISA INFORMATION AND COMPLIANCE . . . . . . . . . . 21

                                      ii
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     Section  8.15  SALE OR DISCOUNT OF RECEIVABLES. . . . . . . . . . . 22
     Section  8.16  SALES AND LEASEBACKS . . . . . . . . . . . . . . . . 22
     Section  8.17  MANAGEMENT BY LENDER . . . . . . . . . . . . . . . . 22
     Section  8.18  ADDITIONAL COLLATERAL DOCUMENTATION. . . . . . . . . 23

                                    ARTICLE 9

                                EVENTS OF DEFAULT

     Section  9.1   PAYMENTS . . . . . . . . . . . . . . . . . . . . . . 23
     Section  9.2   INSURANCE. . . . . . . . . . . . . . . . . . . . . . 23
     Section  9.3   SALE, ENCUMBRANCE, ETC.. . . . . . . . . . . . . . . 23
     Section  9.4   COVENANTS. . . . . . . . . . . . . . . . . . . . . . 23
     Section  9.5   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 24
     Section  9.6   OTHER ENCUMBRANCES . . . . . . . . . . . . . . . . . 24
     Section  9.7   BANK ACCOUNT TRANSFER ORDERS . . . . . . . . . . . . 24
     Section  9.8   UNAUTHORIZED ACCOUNT WITHDRAWALS . . . . . . . . . . 24
     Section  9.9   INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING . . . . . 24
     Section  9.10  VOLUNTARY PETITIONS, ETC.. . . . . . . . . . . . . . 24

                                   ARTICLE 10

                                    REMEDIES

     Section 10.1   REMEDIES - INSOLVENCY EVENTS . . . . . . . . . . . . 25
     Section 10.2   REMEDIES - OTHER EVENTS. . . . . . . . . . . . . . . 25
     Section 10.3   LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. . . . . . 25

                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.1   EXTENSION. . . . . . . . . . . . . . . . . . . . . . 26
     Section 11.2   NOTICES. . . . . . . . . . . . . . . . . . . . . . . 26
     Section 11.3   AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . 27
     Section 11.4   LIMITATION ON INTEREST . . . . . . . . . . . . . . . 27
     Section 11.5   INVALID PROVISIONS . . . . . . . . . . . . . . . . . 27
     Section 11.6   REIMBURSEMENT OF EXPENSES. . . . . . . . . . . . . . 27
     Section 11.7   APPROVALS; THIRD PARTIES; CONDITIONS . . . . . . . . 28
     Section 11.8   LENDER NOT IN CONTROL; NO PARTNERSHIP. . . . . . . . 28
     Section 11.9   TIME OF THE ESSENCE. . . . . . . . . . . . . . . . . 28
     Section 11.10  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . 28
     Section 11.11  RENEWAL, EXTENSION OR REARRANGEMENT. . . . . . . . . 29
     Section 11.12  WAIVERS - GENERAL. . . . . . . . . . . . . . . . . . 29
     Section 11.13  MULTIPLE BORROWER WAIVERS. . . . . . . . . . . . . . 29
     Section 11.14  CUMULATIVE RIGHTS. . . . . . . . . . . . . . . . . . 29
     Section 11.15  SINGULAR AND PLURAL. . . . . . . . . . . . . . . . . 29

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     Section 11.16  PHRASES. . . . . . . . . . . . . . . . . . . . . . . 29
     Section 11.17  EXHIBITS AND SCHEDULES . . . . . . . . . . . . . . . 30
     Section 11.18  TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS . . . . 30
     Section 11.19  PROMOTIONAL MATERIAL . . . . . . . . . . . . . . . . 30
     Section 11.20  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . 30
     Section 11.21  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . 30
     Section 11.22  WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. . . . . 30
     Section 11.23  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . 30
     Section 11.24  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . 31
     Section 11.25  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . 31
     Section 11.26  EXCULPATION PROVISIONS . . . . . . . . . . . . . . . 31















                                      iv
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                         LIST OF EXHIBITS AND SCHEDULES


                                    EXHIBIT A


                           DESCRIPTIONS OF FACILITIES

                                    EXHIBIT B

                                     BUDGET

                                    EXHIBIT C

                            PARTIAL RELEASE OF LIENS

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS















                                      v
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                               LOAN AGREEMENT


     This Loan Agreement (this "AGREEMENT") is entered into as of January 1, 1996, between HORIZON FACILITIES MANAGEMENT, INC., a Delaware corporation ("LENDER"), and TEXAS HEALTH ENTERPRISES, INC., a Texas corporation, HEALTH ENTERPRISES OF OKLAHOMA, INC., an Oklahoma corporation, HEALTH ENTERPRISES OF MICHIGAN, INC., a Michigan corporation, HEA MANAGEMENT GROUP, INC., a Texas corporation, and PCK-TEX, LTD., a Texas limited partnership (individually and collectively, "BORROWER").

                                  ARTICLE 1

                             CERTAIN DEFINITIONS

     Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

          (1) "AFFILIATE" means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member, (c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower,
(e) any partner, shareholder, director, officer, member or manager of Borrower, or (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower.

          (2) "AGREEMENT" means this Loan Agreement, as amended from time to time.

          (3) "ASSIGNMENTS OF RENTS AND LEASES" means the Assignments of Rents and Leases, executed by Borrower for the benefit of Lender, and pertaining to leases of space in the Facilities.

          (4) "BUDGET" means the budget attached as EXHIBIT B showing total costs relating to the subject transaction, use of the initial advance of the Loan, and amounts allocated for future advances.

          (5) "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

          (6) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

          (7)  "CONTRACT RATE" has the meaning assigned in Article 2.

          (8) "DEBT" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, and (e) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

          (9) "DEBT SERVICE" means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Debt relating to the Facilities approved by Lender for the period of time for which calculated.

          (10) "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

          (11) "ELIGIBLE ACCOUNTS" means any accounts receivable of Borrower that have been approved by Lender as being reasonably collectible in the ordinary course of business; no account receivable of Borrower shall be deemed to be an Eligible Account if the account debtor is in default under its obligation owing to Borrower or if such account is more than 30 days delinquent calculated from the date due (or, if such receivable is a Medicare, Medicaid or other government funded receivable, more than 120 days delinquent calculated from the date of invoice), or if Lender otherwise believes there is a reasonable doubt that such account may be collected in the ordinary course of business without resort to litigation or other extraordinary collection efforts.

          (12) "ENVIRONMENTAL LAWS" has the meaning assigned in Article 4.

          (13) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          (14) "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with any Borrower or any Affiliate of any Borrower would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

          (15) "ERISA EVENT" shall mean (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of any Borrower, any Affiliate of any Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by PBGC or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          (16) "EVENT OF DEFAULT" has the meaning assigned in Article 9.

          (17) "FACILITIES" means the long-term care facilities more particularly described in EXHIBIT A hereto.

          (18) "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          (19) "HAZARDOUS MATERIALS" has the meaning assigned in Article 4.

          (20) "KERN" means Peter C. Kern.

          (21) "LETTER AGREEMENT" means the side letter agreement of even date between Lender and Kern with respect to Kern's obligations regarding Facility dispositions and Lender's obligations regarding certain vacant properties.

          (22) "LIEN" means any interest, or claim thereof, in any Facility securing an obligation owed to, or a claim by, any Person other than the owner of the Facility, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting a Facility.

          (23) "LOAN" means the loan to be made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

          (24) "LOAN DOCUMENTS" means: (a) this Agreement, (b) the Note, (c) the Security Agreement, (d) the Pledge Agreement, (e) the Mortgages, (f) the Assignments of Rents and Leases, (g) the Option Agreement, (h) the Letter Agreement, (i) Uniform Commercial Code financing statements, (j) such assignments of management agreements, contracts and other rights as may be requested by Lender, (k) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (l) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

          (25) "MANAGEMENT AGREEMENT" means the Master Management Agreement of even date between Borrower, as Owner, and Lender, as Manager.

          (26) "MATURITY DATE" means the earliest of (a) December 31, 2005 (to the extent that Lender elects to extend the term of the Management Agreement, the Maturity Date may be extended in accordance with Section 11.1), (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents, or (c) the termination or expiration date of Lender's credit facility.

          (27) "MORTGAGES" means the Mortgages, Security Agreements and Fixture Filings or the Deeds of Trust, Security Agreements and Fixture Filings executed by Borrower in favor of Lender, covering the Facilities.

          (28) "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in
Section 3(37) or 4001(a)(3) of ERISA.

          (29) "NET CASH FLOW" means, for any period, the net cash flow derived from operation of the Facilities for such period, as determined in accordance with GAAP consistently applied and as verified and approved by Lender.

          (30) "NOTE" means the Promissory Note of even date, in the stated principal amount of $35,000,000, executed by Borrower, and payable to the order of Lender in evidence of the Loan.

          (31) "OPERATING EXPENSES" means all reasonable and necessary expenses of operating the Facilities in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and fairly allocable to the Facilities for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds, maintenance costs, management fees and costs, accounting, legal, and other professional fees, and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Facilities or Borrower's business other than its healthcare business as it relates to the Facilities. If any conflict exists or arises between the definition of Operating Expenses contained above and the determination of Operating Expenses in accordance with GAAP, the determination of Operating Expenses in accordance with GAAP shall prevail.

          (32) "OPERATING REVENUES" means all cash receipts of Borrower from operation of the Facilities or otherwise arising in respect of the Facilities after the date hereof which are properly allocable to the Facilities for the applicable period, including receipts from leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, and proceeds from a sale or other disposition. If any conflict exists or arises between the definition of Operating
Revenues contained above and the determination of Operating Revenues in accordance with GAAP, the determination of Operating Revenues in accordance with GAAP shall prevail.

          (33) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

          (34) "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

          (35) "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by any Borrower, any Affiliate of any Borrower or an ERISA Affiliate or (b) was at any time during the preceding six calendar years, sponsored, maintained or contributed to, by any Borrower, any Affiliate of any Borrower or an ERISA Affiliate.

          (36) "PLEDGE AGREEMENT" means the Pledge Agreement of even date between Borrower and Lender.

          (37) "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

          (38) "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          (39) "SITE ASSESSMENT" means an environmental engineering report for any Facility prepared by an engineer engaged by Lender at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about any Facility, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

          (40) "STATE" means the State of Texas.

                                    ARTICLE 2

                                   LOAN TERMS

     Section 2.1    THE LOAN.

          (1) AGGREGATE COMMITMENT. The Loan of up to THIRTY FIVE MILLION AND NO/100 DOLLARS ($35,000,000) shall be funded in one or more advances and repaid in accordance with this Agreement. All advances of the Loan shall be made in accordance with the Budget. The initial advance of the Loan, in the amount of $15,000,000, shall be a Term Advance (defined below) and shall be made in accordance with the Budget upon Borrower's satisfaction of the conditions to initial advance described in SCHEDULE 2.1. Subsequent advances for the items shown on the Budget shall be made upon Borrower's satisfaction of the conditions for such advances described in SCHEDULE 2.1.

          (2) TERM ADVANCES. Up to $20,000,000 of the Loan (the "TERM ADVANCES") shall be advanced in accordance with this Agreement for repayment of other debt owing by Borrower and, once repaid in accordance with this Agreement, may not be re-advanced to Borrower.

          (3) REVOLVING CREDIT ADVANCES. Up to $15,000,000 of the Loan (the "REVOLVING CREDIT ADVANCES") shall be advanced in accordance with this Agreement and, subject to the terms of this Agreement, Borrower may borrow, repay and reborrow up to the maximum amount of the Revolving Credit Advances. It is currently anticipated by Borrower and Lender that $7,000,000 of the Revolving Credit Advances shall be used for deferred maintenance, capital improvements, equipment repair and equipment purchases for the Facilities and $3,000,000 of the Revolving Credit Advances shall be used for Borrower's working capital needs with respect to the Facilities; however, Lender and Borrower may mutually agree to such other allocation between working capital and capital improvements so long as, subject to the provisions of the following sentence, the total amount does not exceed $10,000,000. If Lender and Borrower mutually agree that (a) there is a need for additional capital improvements to the Facilities or (b) Borrower requires working capital with respect to the Facilities in excess (in the aggregate) of $10,000,000, Lender may make available, pursuant to this Agreement, up to an additional $5,000,000 of the Loan equal to the positive difference obtained by subtracting the sum of (i) all amounts advanced by Lender to Borrower for Term Advances and (ii) $10,000,000, from 80% of the Eligible Accounts then outstanding. In no event, however shall the sum of all advances made under this Agreement exceed $35,000,000.

     Section 2.2 INTEREST RATE; LATE CHARGE. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest at a rate equal to the lesser of (1) 0.75% in excess the interest rate paid by Lender under Lender's credit facility or (2) the maximum non-usurious rate allowed by law (such lesser amount is herein called the "CONTRACT RATE"). Lender currently anticipates that, as of the date hereof, the Contract Rate will be eight percent (8%) per annum, as the same may be adjusted from time to time. The Contract Rate shall be adjusted at the end of each calendar quarter to reflect interest rate changes in Lender's credit facility. Although the interest rate payable hereunder may be adjusted less frequently than the interest rate payable by Lender under Lender's credit facility, in no event shall the Contract Rate ever be less than 0.75% in excess of the interest rate paid by Lender under its credit facility, except as the same may be limited by Section 11.4. Lender shall use good-faith, reasonable efforts to notify Borrower of any changes in the interest rate payable by it under its credit facility and of the resulting change in the interest rate hereunder within fifteen days following the expiration of each calendar quarter; however, any failure to notify Borrower shall not affect the interest rate payable with respect to the Loan or any other obligation of Borrower hereunder. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial advance or the date on which the immediately preceding payment was due. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the Default Rate on such amount from the date when due until paid, or (b) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

     Section 2.3    TERMS OF PAYMENT.  The Loan shall be payable as follows:

          (1) PAYMENT. So long as the outstanding principal balance of the Loan equals or exceeds $10,000,000, Borrower shall pay to Lender 75% of the positive Net Cash Flow from the Facilities, to be applied to payment of the Loan as set forth below. From and after the time and during such time as the outstanding balance of the Loan is less than $10,000,000, Borrower shall pay to Lender 50% of the positive Net Cash Flow from the Facilities, to be applied to payment of the Loan as set forth below.

          (2) TIMING OF PAYMENT. Commencing on February 15, 1996 and continuing on the fifteenth day of each month until all amounts due under the Loan Documents are paid in full, Borrower shall pay to Lender the requisite percentage of Net Cash Flow for the preceding calendar month.

          (3) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

          (4) PREPAYMENT. Borrower may prepay the Loan at any time without prepayment premium or penalty.

          (5) APPLICATION OF PAYMENTS. All payments received by Lender under the Loan Documents shall be applied: FIRST, to any fees and expenses due to Lender under the Loan Documents; SECOND, to any Default Rate interest or late charges; THIRD, to accrued and unpaid interest; and FOURTH, to the principal sum and other amounts due under the Loan Documents.

     Section 2.4 SECURITY. The Loan and all amounts payable to Lender under the Management Agreement shall be secured by the Mortgages, the Assignments of Rents and Leases, the Security Agreement, the Pledge Agreement, the Option Agreement, and the other Loan Documents.

     Section 2.5 APPLICATION OF OPERATING REVENUES. Borrower shall apply all Operating Revenues in the following order:

          (1) FIRST, to employee wages and salaries, payroll taxes and related personnel expenses;

          (2) SECOND, to lease and/or mortgage payments, as applicable, payable to third parties with respect to the Facilities;

          (3) THIRD, to management fees, costs and other amounts payable to Lender under the Management Agreement;

          (4) FOURTH, to all other Operating Expenses of the Facilities, to the extent remaining unpaid after the application of Operating Expenses under Sections 2.5(1) and 2.5(2);

          (5)  FIFTH, to Debt Service under the Loan in accordance with
Section 2.3(1); and

          (6) SIXTH, all remaining amounts, if any, to Borrower to be used for any purpose consistent with this Agreement and the other Loan Documents.

     Section 2.6 RIGHT OF SET-OFF. Each Borrower agrees that, in addition to (and without limitation of) any right of set-off or right of counter claim that Lender may otherwise have, Lender shall have the right and be entitled, at its option, to offset balances held by it or any of its affiliates for account of any Borrower or its Affiliates against any principal of or interest on the Loan or any other amount payable to Lender or its affiliates, which is not paid when due, in which case it shall promptly notify Borrower thereof, provided that Lender's failure to give such notice shall not affect the validity thereof. In addition to the foregoing, Lender may offset any past due amounts owing (the "NIPSI OBLIGATIONS") by any Borrower or any Affiliate to National Institutional Pharmacy Services, Inc., a Delaware corporation ("NIPSI"), or any other affiliate of Lender and any amounts claimed by the Texas Department of Health and Human Services (the "TDHS OBLIGATIONS") to be owing by any Borrower or any Affiliate (together with interest thereon at 6% per annum) from (1) amounts owing on January 1, 1996 by Horizon/CMS Healthcare Corporation, as successor by merger to Horizon Healthcare Corporation ("HORIZON") to Texas Health Enterprises, Inc. ("THE") in respect of the Assignment and Asset Sale Agreement dated as of November 30, 1994 between Horizon and THE, in respect of the Seven Oaks Care Center located in Bonham, Texas (the "1996 HORIZON PAYMENT") and (2) amounts owing on January 1, 1997 by Horizon to THE in respect of the Assignment and Asset Sale Agreement dated as of November 30, 1994 between Horizon and THE in respect of the Valley Grande Manor located in Brownsville, Texas (the "1997 HORIZON PAYMENT"). To the extent that the amount ultimately paid by Borrower and its Affiliates in respect of the NIPSI Obligations and/or the TDHS Obligations or both is less than the 1996 Horizon

Payment, the net amount remaining due to THE with respect to the 1996 Horizon Payment shall be paid to and applied by Lender within 15 days following such reconciliation to the payment of amounts outstanding under the Loan. To the extent that the amount due to be paid by Borrower and its Affiliates with respect to the NIPSI Obligations and/or the TDHS Obligations or both is greater than the 1996 Horizon Payment, Horizon may accelerate its right to acquire THE's interest in Valley Grande Manor located in Brownsville, Texas and to make the 1997 Horizon Payment to THE to satisfy the then outstanding NIPSI Obligations and/or the TDHS Obligations, with the remaining amounts of the 1997 Horizon Payment being paid to Lender and applied within 15 days after the reconciliation thereof to the amounts outstanding under the Loan.

                                    ARTICLE 3

                      INSURANCE, CONDEMNATION, AND IMPOUNDS

     Section 3.1    INSURANCE.  Borrower shall maintain insurance as follows:

          (1) CASUALTY; BUSINESS INTERRUPTION. Borrower shall keep the Facilities insured against damage by fire and the other hazards covered by a standard extended coverage and all-Risk Insurance policy in amounts consistent with the Management Agreement, and shall maintain such other casualty insurance as reasonably required by Lender. Borrower shall keep each Facility located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) insured against loss by flood. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in amounts consistent with the Management Agreement. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Facilities shall be paid to Lender to be applied as provided in Section 3.2.

          (2) LIABILITY. Borrower shall maintain (a) commercial general liability insurance with respect to the Facilities providing for limits of liability of not less than $3,500,000 and otherwise consistent with the terms of the Management Agreement for both injury to or death of a person and for property damage per occurrence, and (b) other liability insurance as reasonably required by Lender.

          (3) FORM AND QUALITY. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by Lender). Each policy shall provide that such policy may not be cancelled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. If Borrower fails to maintain insurance in compliance with this Section 3.1, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

          (4) ADJUSTMENTS. Borrower shall give immediate written notice of any loss to the insurance carrier and, if such loss exceeds $50,000, to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds. Nothing contained in this
Section 3.1(4), however, shall require Lender to incur any expense or take any action hereunder.

     Section 3.2 USE AND APPLICATION OF INSURANCE PROCEEDS. Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Facilities. Insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under SCHEDULE 2.1.

     Section 3.3 CONDEMNATION AWARDS. Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of any Facility or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent, Borrower (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of any Facility or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Facility; however, if the award is less than or equal to $50,000 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.

     Section 3.4 IMPOUNDS. Following an Event of Default, Borrower shall deposit with Lender, monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, and real estate taxes, assessments and similar charges relating to the Facilities. At or before the initial advance of the Loan, Borrower shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender, without interest, and may be commingled with Lender's general funds. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.

                                  ARTICLE 4

                            ENVIRONMENTAL MATTERS

     Section 4.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

          (1) "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

          (2) "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

     Section 4.2    COVENANTS ON ENVIRONMENTAL MATTERS.

          (1) Borrower shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify Lender immediately upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting a Facility; (c) promptly remove such Hazardous Materials and remediate the Facilities in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Lender; and (d) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Facilities or Borrower.

          (2) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about any Facility or the transportation of any Hazardous Materials to or from any Facility (except for (i) cleaning and other products used in connection with routine maintenance or repair of the Facilities and (ii) biological waste or other materials generated by or used in connection with the operation of nursing homes, each in full compliance with Environmental Laws), (b) installing any underground storage tanks at any Facility, or (c) conducting any activity that requires a permit or other authorization under Environmental Laws.

          (3) Borrower shall provide to Lender, at Borrower's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Facilities. Borrower shall not be required to pay the cost of such Site Assessments or updates unless Lender's request for a Site Assessment is based on information provided under Section 4.2(1), a reasonable suspicion of Hazardous Materials at or near any Facility, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

     Section 4.3 ALLOCATION OF RISKS AND INDEMNITY. As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting any Facility, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Facilities, or a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF LENDER; HOWEVER, BORROWER SHALL NOT BE LIABLE UNDER SUCH INDEMNIFICATION TO THE EXTENT SUCH LOSS, LIABILITY, DAMAGE, CLAIM, COST OR EXPENSE RESULTS SOLELY FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Borrower's obligations under this Section 4.3 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Facilities (by foreclosure, deed in lieu of foreclosure or otherwise).

     Section 4.4 NO WAIVER. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                  ARTICLE 5

                               LEASING MATTERS

     Section 5.1 REPRESENTATIONS AND WARRANTIES ON LEASES. Borrower represents and warrants to Lender with respect to leases of the Facilities that: (1) to Borrower's knowledge, the rent roll delivered to Lender is true and correct, and the leases are valid and in and full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to Lender are true and complete; (4) to Borrower's knowledge, neither the landlord nor any tenant is in default under any of the leases; (5) Borrower has no knowledge of any notice of termination or default with respect to any lease; (6) except PCK-TEX, Ltd.'s financing of its nine (9) Facilities with National Health Investors, Inc., Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to Lender; and (7) no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent).

     Section 5.2 COVENANTS. Borrower (1) shall perform the obligations which Borrower is required to perform under the leases; (2) shall enforce the obligations to be performed by the tenants; (3) shall promptly furnish to Lender any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (5) shall not enter into any ground lease or master lease of any part of the Facilities; (6) shall not further assign or encumber any lease; (7) shall not, except with Lender's prior written consent, cancel or accept surrender or termination of any lease; and (8) shall not, except with Lender's prior written consent, modify or amend any lease (except for minor modifications and amendments entered into in the ordinary course of business).

     Section 5.3 TENANT ESTOPPELS. At Lender's request, Borrower shall obtain and furnish to Lender, written estoppels in form and substance satisfactory to Lender, executed by tenants under leases in the Facilities and confirming the term, rent, and other provisions and matters relating to the leases.

                                  ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

     Section 6.1 ORGANIZATION AND POWER. Each Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

     Section 6.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by each Borrower of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

     Section 6.3    LIABILITIES; LITIGATION.

          (1) The financial statements delivered by each Borrower are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Facilities or any Borrower. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of any Borrower, threatened, against the Facilities or any Borrower which if adversely determined could have a material adverse effect on such party, any Facility or the Loan.

          (2) No Borrower is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and no Borrower has knowledge of any Person contemplating the filing of any such petition against it.

     Section 6.4 TAXES AND ASSESSMENTS. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Facilities, nor are there any contemplated improvements to the Facilities that may result in such special or other assessments.

     Section 6.5 OTHER AGREEMENTS; DEFAULTS. No Borrower is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect any Facility or the business, operations, or condition (financial or otherwise) of Borrower. No Borrower is in violation of any agreement which violation would have an adverse effect on itself, any Facility, or any other Borrower or any Borrower's business, properties, or assets, operations or condition, financial or otherwise.

     Section 6.6    COMPLIANCE WITH LAW.

          (1) Each Borrower has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Facilities and carry on its business;

          (2) To each Borrower's knowledge, no condemnation has been commenced or is contemplated with respect to all or any portion of any Facility or for the relocation of roadways providing access to the Facilities; and

          (3) To each Borrower's knowledge, each Facility has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of each Facility are located in the public right-of-way abutting each such Facility, and all such utilities are connected so as to serve each such Facility without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefitting such Facility. All roads necessary for the full utilization of the Facilities for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

     Section 6.7 LOCATION OF BORROWER. Borrower's principal place of business and chief executive offices are located at the address stated in
Section 11.2.

     Section 6.8 MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 6.9 TAX FILINGS. Each Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower.

     Section 6.10 SOLVENCY. Giving effect to the Loan, the fair saleable value of each Borrower's assets exceeds and will, immediately following the making of the Loan, exceed each Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets is and will, immediately following the making of the Loan, be greater than each Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, each Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of obligations of each Borrower).

     Section 6.11 FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower which has not been disclosed to Lender which adversely affects, nor as far as such Borrower can foresee, might adversely affect, any Facility or the business, operations or condition (financial or otherwise) of any Borrower.

     Section 6.12   ERISA.

          (1) Each Borrower and each ERISA Affiliate, if any, have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (2) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (3) No act, omission or transaction has occurred which could result in imposition on any Borrower, any Affiliate of any Borrower or any ERISA Affiliate (whether directly or indirectly) of (a) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (b) breach of fiduciary duty liability damages under section 409 of ERISA.

          (4) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Borrower, any Affiliate of any Borrower or any ERISA Affiliate has been or is expected by any Borrower, any Affiliate of any Borrower or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (5) Full payment when due has been made of all amounts which each Borrower, any Affiliate of any Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (6) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (7) No Borrower, any Affiliate of any Borrower or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Borrower, a Affiliate of any Borrower or any ERISA Affiliate in its sole discretion at any time without any material liability.

          (8) No Borrower, any Affiliate of any Borrower or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years sponsored, maintained or contributed to, any Multiemployer Plan.

          (9) No Borrower, any Affiliate of any Borrower or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

     Section 6.13 INVESTMENT COMPANY ACT. No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.14 NO FINANCING OF CORPORATE TAKEOVERS. No proceeds of any advance will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly, but without limitation, Sections 13(b) and 14(b) thereof.

     Section 6.15 SUBSIDIARIES. As of the date hereof, no Borrower has any subsidiaries nor will any Borrower create any subsidiaries without the prior written consent of Lender.

                                    ARTICLE 7

                               FINANCIAL REPORTING

     Section 7.1    FINANCIAL STATEMENTS.

          (1) MONTHLY REPORTS. Within thirty (30) days after the end of each calendar month, each Borrower shall furnish to Lender a current (as of the calendar month just ended) balance sheet, a detailed operating statement (showing monthly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income, Net Cash Flow, and the components thereof, for the calendar month just ended, a general ledger, an updated rent roll, and, as requested by Lender, a written statement setting forth any variance from the annual budget, copies of bank statements and bank reconciliations and other documentation supporting the information disclosed in the most recent financial statements.

          (2) QUARTERLY REPORTS. Within forty-five (45) days after the end of each calendar quarter, each Borrower shall furnish to Lender a detailed operating statement (showing quarterly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income, Net Cash Flow, and the components thereof, for the calendar quarter just ended.

          (3) ANNUAL REPORTS. Within one hundred twenty (120) days after the end of each calendar year of each Borrower, each Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, operating income, Net Cash Flow, and the components thereof, for Borrower and each Facility, and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender.

          (4) CERTIFICATION; SUPPORTING DOCUMENTATION. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.

     Section 7.2 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with GAAP, consistently applied from year to year.

     Section 7.3 OTHER INFORMATION. Each Borrower shall deliver to Lender such additional information regarding such Borrower, its subsidiaries, its business (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), and the Facilities within 30 days after Lender's request therefor.

     Section 7.4 AUDITS. Lender shall have the right to choose and appoint a certified public accountant to perform financial audits as it deems necessary, at Borrower's expense. Borrower shall permit Lender to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expense relative to the Facilities.

                                    ARTICLE 8

                                    COVENANTS

     Borrower covenants and agrees with Lender as follows:

     Section 8.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender,

          (1) no Borrower nor any other Person having an ownership or beneficial interest in Borrower shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in any Facility or any part thereof (including any ownership interest in Borrower); (b) further encumber, alienate, grant a Lien or grant any other interest in any Facility or any part thereof (including any ownership interest in Borrower), whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of any Facility;

          (2) no change in Borrower's organizational documents relating to control over Borrower and/or the Facilities shall be effected; and

          (3) no transfer shall be permitted which would cause Kern to own less than one hundred percent (100%) of the voting stock and beneficial ownership interests in each Borrower and each Borrower's interest in the Facilities other than transfers for estate planning purposes.

Notwithstanding the foregoing, if (a) a Borrower receives a bona fide offer from a third party which is not an Affiliate of any Borrower to acquire a Facility in an arms-length transaction, and (b) Borrower has complied in all respects with the right of first refusal provisions contained in the Management Agreement related thereto, then Borrower may sell the Facility, and Lender shall release the Liens securing payment of the Loan as to the Facility so sold upon consummation of such transaction, provided Borrower (i) shall have delivered to Lender, at least five business days before the requested release, a written request therefor and a completed Partial Release of Lien, substantially in the form of EXHIBIT C, (ii) pays all expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with such release, and (iii) pays to Lender the following amounts from such sale to be applied to the Loan:

- --------------------------------------------------------------------------------
                                                     Aggregate Amount Applied to
                           Percentage Payable to        Payment of Loan (with
  Cumulative Proceeds     Lender (with respect to    respect to sales within the
   (from all sales)       the most recent sale)      Cumulative Proceeds amount)
- --------------------------------------------------------------------------------
$0 - $5,000,000                   50%                    $2,500,000
- --------------------------------------------------------------------------------
$5,000,001 - $10,000,000          45%                    $2,250,000
- --------------------------------------------------------------------------------
$10,000,001 - $15,000,000         40%                    $2,000,000
- --------------------------------------------------------------------------------
$15,000,001 - $20,000,000         35%                    $1,750,000
- --------------------------------------------------------------------------------
$20,000,001 - $25,000,000         30%                    $1,500,000
- --------------------------------------------------------------------------------
$25,000,001 - $45,000,000         25%                    $5,000,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                                     Aggregate Amount Applied to
                           Percentage Payable to        Payment of Loan (with
  Cumulative Proceeds     Lender (with respect to    respect to sales within the
   (from all sales)       the most recent sale)      Cumulative Proceeds amount)
- --------------------------------------------------------------------------------
$45,000,001 - $145,000,000        15%                   $15,000,000
- --------------------------------------------------------------------------------

For example, if Borrower sells a portfolio of Facilities which generate cumulative proceeds of $20,000,000 (and no other sales of Facilities had occurred prior to such date), Borrower shall pay to Lender $8,500,000 (representing the sum of (A) $2,500,000, (B) $2,250,000, (C) $2,000,000 and
(D) $1,750,000). Such amounts shall be payable in cash concurrently with closing of the sale unless, with Lender's prior written consent, Borrower provides seller financing with respect to such sale, in which case Borrower shall execute such collateral pledges (in form satisfactory to Lender) of all promissory note(s) and mortgage(s) or deed(s) of trust executed in connection therewith, together with such other documentation reasonably necessary to grant to Lender a first and prior secured perfected security interest in such collateral or other deferred consideration, all of which shall be held by Lender as additional security for repayment of the Loan. As payments are received in respect of such collateral, the same shall be applied as provided above.

     Section 8.2 TAXES; CHARGES. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon any Facility or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on any Facility; however, Borrower may contest the validity of such claims and demands so long as (a) Borrower notifies Lender that it intends to contest such claim or demand, (b) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Facility in question is scheduled to be sold for non-payment.

     Section 8.3 CONTROL; MANAGEMENT AGREEMENT. There shall be no change in the day-to-day control and management of Borrower without the prior written consent of Lender. Borrower shall fully perform all of its covenants, agreements and obligations under the Management Agreement.

     Section 8.4 OPERATION; MAINTENANCE; INSPECTION. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Facilities. Borrower shall maintain the Facilities in good condition and promptly repair any damage or casualty. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Facilities and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Facilities.

     Section 8.5 TAXES ON SECURITY. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Facilities for the purpose of taxation, (2) affecting any Lien on any Facility, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof.

     Section 8.6 LEGAL EXISTENCE; NAME, ETC. Each Borrower shall preserve and keep in full force and effect its existence, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Facilities. No Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of any Borrower to do so. Each Borrower shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless it (a) shall have obtained the prior written consent of Lender to such change, and (b) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Each Borrower shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

     Section 8.7 AFFILIATE TRANSACTIONS. Without the prior written consent of Lender, Borrower shall not engage in any transaction affecting the Facilities with an Affiliate of any Borrower.

     Section 8.8 LIMITATION ON OTHER DEBT. No Borrower shall, without the prior written consent of Lender, incur any Debt other than (1) the Loan, (2) Debt in existence on the date hereof that is reflected on the financial statements delivered to Lender (and no Borrower shall increase the amount of any such existing Debt without Lender's prior approval), and (3) customary trade payables which are payable, and shall be paid, within thirty (30) days of when incurred.

     Section 8.9 FURTHER ASSURANCES. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

     Section 8.10 ESTOPPEL CERTIFICATES. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

     Section 8.11 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender of (1) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower under other obligations relating to a Facility or otherwise material to Borrower's business; and (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Facility.

     Section 8.12 INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender's counsel, in connection with
(1) any inspection, review or testing of or with respect to the Facilities,
(2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to the Facilities, (3) any proceeding instituted by any Person claiming a Lien,
(4) any brokerage commissions or finder's fees claimed by any broker or other party claiming by, through or under Borrower in connection with the Loan, the Facilities, or any of the transactions contemplated in the Loan Documents and
(5) any undisclosed or unrecorded liabilities of Borrower in the aggregate for all Borrowers of $50,000 (after netting any unrecorded Eligible Receivables and unrecorded accounts payable), INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF LENDER, EXCEPT TO THE EXTENT ANY OF THE FOREGOING IS CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     Section 8.13 RESTRICTION ON DIVIDENDS AND DISTRIBUTIONS. Except as hereafter provided in this Section 8.13, so long as the outstanding balance of the Loan equals or exceeds $10,000,000, no Borrower will cause or permit it or any of its Affiliates to declare or pay, directly or indirectly, any dividend or other similar distribution nor will any such Person acquire any of its own beneficial ownership interests whether for cash or by property for securities or otherwise except that such Persons may make such distributions to the extent necessary to pay federal income tax liabilities related to the applicable profit realized in respect of operation of the Facilities. Notwithstanding the foregoing, each Borrower may distribute the following amounts without Lender's consent, provided each Borrower is solvent before and after giving effect to such dividend or distribution and otherwise in compliance with Section 6.10: (1) amounts received in respect of sale of a Facility that are not required to be applied to payment of the Loan as provided in Section 8.1; (2) all Net Cash Flow received in respect of operation of the Facilities not required to be applied to payment of the items set forth in Sections 2.3(1) and 2.5, and (3) any Term Advances.

     Section 8.14 ERISA INFORMATION AND COMPLIANCE. Each Borrower shall promptly furnish and will cause any ERISA Affiliate to promptly furnish to Lender (1) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (2) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by Borrower's chief financial officer specifying the nature thereof, what action each Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (3) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), each Borrower will, and will cause each ERISA Affiliate to, (a) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (b) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA. No Borrower will at any time:

               (i) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which any Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

               (ii) Terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any Borrower or any ERISA Affiliate to the PBGC;

               (iii) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Borrower or any ERISA Affiliate is required to pay as contributions thereto;

               (iv) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

               (v) Permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by a Borrower or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

               (vi) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

               (vii) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Borrower or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (A) any Multiemployer Plan, or (B) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

               (viii) Incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

               (ix) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

               (x) Amend or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that Borrower or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

     Section 8.15 SALE OR DISCOUNT OF RECEIVABLES. No Borrower shall discount or sell (without or without recourse) any of its notes receivable or accounts receivable.

     Section 8.16 SALES AND LEASEBACKS. No Borrower will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property, whether now owned or hereafter acquired and whereby it shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section 8.17 MANAGEMENT BY LENDER. Lender and each Borrower acknowledge that such parties are executing of even date herewith the Management Agreement under which Lender has agreed, on the terms and conditions contained therein, to manage the Facilities. Notwithstanding anything in this Agreement to the contrary, so long as Lender is actively managing all of each Borrower's Facilities, Borrower shall have no liability to Lender (and no default by Borrower shall occur because of any such failure) for (i) any of the affirmative covenants contained herein to be performed by Borrower and which Borrower has affirmatively delegated to Lender under the Management Agreement or (ii) any late charges payable under
Section 2.2 hereof if Lender is responsible under the Management Agreement for paying any such installment of interest or principal. Nothing in the preceding sentence shall limit Borrower's liability or monetary obligations hereunder, in the Management Agreement or any other Loan Document.

     Section 8.18 ADDITIONAL COLLATERAL DOCUMENTATION. Borrower and Lender agree that Lender shall, to the greatest extent possible, have perfected first priority liens and security instruments in all of each Borrower's Property. To the extent that some of any Borrower's Property may be currently encumbered by liens and security interests in favor of another secured party, Borrower shall, upon the release of the other secured party's liens and security interests, notify Lender thereof and Borrower shall immediately thereafter execute such security instruments as Lender may reasonably request or require. To the extent possible, Borrower and Lender shall use the forms of Loan Documents executed contemporaneously with this Agreement, with such revisions as necessary to conform such documents to the then-current circumstances of the collateral. Such additional collateral shall include (1) a first priority fee mortgage on the nine (9) Facilities owned by PCK-TEX, Ltd. and currently financed by National Health Investors, Inc. and Borrower's headquarters building located in Denton, Texas, (2) first priority fee (if possible and if not, leasehold) mortgages on any other facilities which may be returned to Borrower by current subtenants, or otherwise, and (3) partnership pledges of PCK-TEX, Ltd.'s general and limited partnership interests. Borrower hereby irrevocably appoints Lender and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to prepare, execute and file or record such additional collateral documentation to effectuate the intent of this Section 8.18. Lender shall not exercise its rights as attorney-in-fact under this Section
8.18 unless Borrower fails to execute or file or record any such additional collateral documentation within ten (10) days after written request by Lender or any Event of Default exists.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default under the Loan:

     Section 9.1 PAYMENTS. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

     Section 9.2 INSURANCE. Borrower's failure to maintain insurance as required under Section 3.1 of this Agreement.

     Section 9.3 SALE, ENCUMBRANCE, ETC. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of any Facility, or any interest therein, or of any interest in Borrower, in violation of Section 8.1 of this Agreement.

     Section 9.4 COVENANTS. Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than payments under Section 9.1, insurance requirements under Section 9.2, transfers and encumbrances under Section 9.3), and the continuance of such failure for ten (10) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional thirty (30) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within ten (10) days;
(3) Borrower is diligently undertaking to cure such default, and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 9.4 do not apply to the Events of Default described in Section 9.5, Section 9.6,
Section 9.7, Section 9.8, Section 9.9, and Section 9.10.

     Section 9.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

     Section 9.6 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on any Facility or any part thereof, including any default by the tenant under a ground lease affecting any Facility, which might have, in Lender's judgment, a material adverse effect on the Loan or any Borrower's ability to carry out its business or meet its obligations under the Loan Documents on a timely basis.

     Section 9.7 BANK ACCOUNT TRANSFER ORDERS. Without Lender's prior written consent, any modification or termination occurs in any bank account transfer order affecting any Borrower or any Facility which might have, in Lender's judgment, an adverse effect on the Loan or Lender's security in any cash collateral.

     Section 9.8 UNAUTHORIZED ACCOUNT WITHDRAWALS. Without Lender's prior written consent, any Borrower or any Affiliate withdraws any funds from any account subject to the Pledge Agreement or the Management Agreement.

     Section 9.9 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against (1) any Borrower or (2) any other Person having an ownership or security interest in any Facility which might have, in Lender's judgment, a material adverse effect on the Loan or any Borrower's ability to carry out its business or meet its obligations under the Loan Documents on a timely basis (each, a "BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

     Section 9.10 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing;

                                   ARTICLE 10

                                    REMEDIES

     Section 10.1 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in Section 9.9 or 9.10, the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 9.9 or 9.10 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

     Section 10.2   REMEDIES - OTHER EVENTS.  Except as set forth in Section
10.1 above, while any Event of Default exists, Lender may (1) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Lender to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

     Section 10.3 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Facilities for such purpose and to take all such action thereon and with respect to the Facilities as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Facilities, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect the Facilities, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Borrower shall indemnify Lender for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this
Section 10.3, INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF LENDER, EXCEPT AS A RESULT OF LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. All sums paid by Lender pursuant to this
Section 10.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

                                   ARTICLE 11

                                  MISCELLANEOUS

     Section 11.1 EXTENSION. If Lender elects to extend the term of the Management Agreement in accordance with its terms, Lender shall elect to extend the Maturity Date of the Loan to be coterminous with the term of the Management Agreement provided (1) no Event of Default or Potential Default then exists, (2) Borrower executes an agreement in form and substance satisfactory to Lender renewing and extending the Loan and the liens and security interests created by the Loan Documents for the extension, and (3) Borrower pays all costs and expenses of extending the Maturity Date of the Loan, including the reasonable fees and actual expenses of Lender's counsel, recording costs, and any endorsements to title insurance policies as may be customarily required by institutional lenders.

     Section 11.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.2). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

          If to Borrower:     Texas Health Enterprises, Inc.
                              Health Enterprises of Oklahoma, Inc.
                              Health Enterprises of Michigan, Inc.
                              HEA Management Group, Inc.
                              PCK-TEX, Ltd.
                              401 North Elm Street
                              Denton, Texas  76201
                              Attention:     Peter C. Kern
                              Telecopy:      (817) 380-2437

          If to Lender:       Horizon Facilities Management, Inc.
                              6001 Indian School Road, N.E., Suite 530
                              Albuquerque, New Mexico   87110
                              Attention:     General Counsel
                              Telecopy:      (505) 881-5097

Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.2. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

     Section 11.3 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

     Section 11.4 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan
Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section 11.4 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

     Section 11.5   INVALID PROVISIONS.  If any provision of any Loan
Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

     Section 11.6 REIMBURSEMENT OF EXPENSES. Borrower shall pay all expenses incurred by Lender in connection with the Loan, including fees and expenses of Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower shall pay all expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto. Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to the Facilities (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of request until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

     Section 11.7 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

     Section 11.8 LENDER NOT IN CONTROL; NO PARTNERSHIP. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Facilities in Lender. Except as set forth in the Management Agreement, Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Facilities or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Facilities in Lender, or any sharing of liabilities, losses, costs or expenses.

     Section 11.9 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

     Section 11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns of Lender and Borrower, provided that Borrower shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

     Section 11.11 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loan.

     Section 11.12 WAIVERS - GENERAL. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

     Section 11.13 MULTIPLE BORROWER WAIVERS. Each Borrower waives any right to require Lender to (1) join any other Borrower in any suit arising under this Agreement or any other Loan Document, (2) proceed against or exhaust any security given to secure such Borrower's obligations under the Loan Documents, or (3) pursue or exhaust any other remedy in Lender's power. Lender may, without notice or demand and without affecting any Borrower's liability or Lender's rights hereunder from time to time, compromise, extend, or otherwise modify any and all of the terms of the Loan and the Loan Documents. Each Borrower hereby waives all demands for performance, notices of performance, and notices of acceptance. The liability of each Borrower's rights under this Agreement or any other Loan Document will not be affected by (a) the release or discharge of any other Borrower or any other Person who may be liable for the Loan from, or impairment, limitation or modification of, any other Borrower's or such other Person's obligations under the Loan Documents in any bankruptcy, receivership, or other debtor-relief proceeding or (b) the cessation from any cause whatsoever of the liability of any other Borrower or any other Person who may be liable for the Loan.

     Section 11.14 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 11.15 SINGULAR AND PLURAL. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 11.16 PHRASES. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

     Section 11.17 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

     Section 11.18 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     Section 11.19 PROMOTIONAL MATERIAL. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

     Section 11.20 SURVIVAL. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 4), and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Facilities to any party, whether or not an Affiliate of any Borrower.

     Section 11.21 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Borrower and Lender hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under the Loan Documents or in any way relating to the Loan or the Facilities (including, without limitation, any action to rescind or cancel this

Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Lender to enter this Agreement.

     Section 11.22 WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

     Section 11.23 GOVERNING LAW. The Loan Documents are being executed and delivered, and are intended to be performed, in the State and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

     Section 11.24 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Commitment and this Agreement or any of the other Loan Documents, the terms of this Agreement and the other Loan Documents shall control.

     Section 11.25 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     Section 11.26 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     EXECUTED as of the date first written above.


LENDER:                  HORIZON FACILITIES MANAGEMENT, INC.,
                         a Delaware corporation


                         By:
                            ---------------------------------------------
                              Neal M. Elliott, President,
                              Chairman and Chief Executive Officer

BORROWER:                TEXAS HEALTH ENTERPRISES, INC.,
                         a Texas corporation


                         By:
                            ---------------------------------------------
                              Peter C. Kern, President


                         HEALTH ENTERPRISES OF OKLAHOMA, INC.,
                         an Oklahoma corporation


                         By:
                            ---------------------------------------------
                              Peter C. Kern, President


                         HEALTH ENTERPRISES OF MICHIGAN, INC.,
                         a Michigan corporation


                         By:
                            ---------------------------------------------
                              Peter C. Kern, President


                         HEA MANAGEMENT GROUP, INC.,
                         a Texas corporation


                         By:
                            ---------------------------------------------
                              Peter C. Kern, President


                         PCK-TEX, LTD., a Texas limited partnership

                         By:  Texas Health Enterprises, Inc., a Texas
                              corporation, its sole general partner


                              By:
                                 ----------------------------------------
                                   Peter C. Kern, President

                                    EXHIBIT A


                           DESCRIPTIONS OF FACILITIES

                                    EXHIBIT B

                                     BUDGET

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
                                     TYPE OF     SCHEDULED DATE
       ADVANCE        PURPOSE        ADVANCE       OF ADVANCE        AMOUNT
- ------------------------------------------------------------------------------
1. Initial Term    Repayment of    Term Advance  January 2, 1996  $15,000,000
   Advance         other debt
- ------------------------------------------------------------------------------
2. Subsequent      Repayment of    Term Advance   July 1, 1996     $1,250,000
   Term Advances   other debt
                 -------------------------------------------------------------
                   Repayment of    Term Advance  January 1, 1997   $1,250,000
                   other debt
                 -------------------------------------------------------------
                   Repayment of    Term Advance   July 1, 1997     $1,250,000
                   other debt
                 -------------------------------------------------------------
                   Repayment of    Term Advance  January 1, 1998   $1,250,000
                   other debt
- ------------------------------------------------------------------------------
3. Capital         Deferred         Revolving         Up to          Up to
   Improvement     maintenance,      Credit        December 31,    $7,000,000,
   Advances        capital           Advance          2004         subject to
                   improvements,                                   adjustment
                   equipment repair                                  as set
                   and equipment                                     forth in
                   purchases                                       Section 2.1
                                                                        (3)
- ------------------------------------------------------------------------------
4. Working         Working Capital  Revolving         Up to          Up to
   Capital         Needs             Credit        December 31,    $3,000,000,
   Advances                          Advance          2004         subject to
                                                                   adjustment
                                                                     as set
                                                                     forth in
                                                                   Section 2.1
                                                                        (3)
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
5. Subsequent      Deferred         Revolving         Up to          Up to
   Capital         maintenance,      Credit        December 31,    $5,000,000,
   Improvement     capital           Advance           2004        subject to
   Advances or     improvements,                                   adjustment
   Working         equipment repair                                  as set
   Capital         and equipment                                     forth in
   Advances        purchases or                                    Section 2.1
                   Working Capital                                      (3)
                   Needs
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                                    EXHIBIT C

                            PARTIAL RELEASE OF LIENS


THE STATE OF _____________  )
                            )
COUNTY  OF  ______________  )


     HORIZON FACILITIES MANAGEMENT, INC., a Delaware corporation ("LENDER"), is the holder of the promissory note dated as of January 2, 1996, executed by TEXAS HEALTH ENTERPRISES, INC., a Texas corporation, HEALTH ENTERPRISES OF OKLAHOMA, INC., an Oklahoma corporation, HEALTH ENTERPRISES OF MICHIGAN, INC., a Michigan corporation, HEA MANAGEMENT GROUP, INC., a Texas corporation, and PCK-TEX, LTD., a Texas limited partnership (individually and collectively, "BORROWER"), payable to the order of Lender. The Note is secured, in part, by liens against and security interests in the property described in EXHIBIT A (the "RELEASE TRACT"), which were created by (i) the [DEED OF TRUST/MORTGAGE], Security Agreement and Fixture Filing recorded in Volume ____, Page ____ of the Real Property Records of ________ County, ________ (the "MORTGAGE").

     For valuable consideration, whose receipt is acknowledged, the undersigned releases the Release Tract from the liens and security interests created and evidenced by the Mortgage.

     But it is expressly understood and agreed that this is a Partial Release only, and that this Partial Release covers and relates only to the Release Tract and shall not in any way or manner affect any other property described in or covered by the Mortgage or any other instruments securing payment of the Note, and all rights, titles, liens and interests securing payment of the Note to the extent they relate to property other than the Release Tract shall remain in full force and effect.

     Executed as of _____________________, 199__.

                              HORIZON FACILITIES MANAGEMENT, INC.,
                              a Delaware corporation


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------


THE STATE OF NEW MEXICO  )
                         )
COUNTY  OF  BERNILILLO   )

     This instrument was acknowledged before me on ________________, 199___, by ______________, _________________ of HORIZON FACILITIES MANAGEMENT, INC.,
a Delaware corporation, on behalf of said corporation.

                             ------------------------------------------------
                              Notary Public, State of New Mexico



[ATTACH EXHIBIT A - LEGAL DESCRIPTION OF RELEASE TRACT]

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS


     Part A - Initial Advance
     Part B - General Conditions
     Part C - Improvements Advances
     Part D - Working Capital Advances

                     PART A. CONDITIONS TO INITIAL ADVANCE.

     The initial advance of the Loan shall be subject to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and content satisfactory to Lender in its sole discretion:

     1. The Loan Documents (other than the Option Agreement), executed by Borrower.

     2. An ALTA (or equivalent) mortgagee policy of title insurance in the maximum amount of the Loan, with reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Mortgage is a first-priority Lien on the Facilities and related collateral.

     3. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for each Borrower for the execution, delivery, and performance of the Loan Documents by Borrower.

     4.   Current Uniform Commercial Code searches for each Borrower.

     5. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Lender.

     6. No change shall have occurred in the financial condition of any Borrower which would have, in Lender's judgment, a material adverse effect on any Facility or on any Borrower's ability to repay the Loan or otherwise perform its obligations under the Loan Documents.

     7. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Facility; no Facility shall have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on any Borrower or any Facility.

     8. The Budget showing total costs relating to closing of the proposed transaction, all uses of the initial advance, and amounts allocated for future advances (if any).



                              Schedule 2.1 - 1

     9. Payment of Lender's costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Lender's inspecting engineers, consultants, and outside counsel.

     10. Such other documents or items as Lender or its counsel reasonably may require.

     11. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

     12. No Potential Default or Event of Default shall have occurred or exist.

                           PART B. GENERAL CONDITIONS

     Each advance of the Loan following the initial advance shall be subject to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:

     1. The Option Agreement, executed by Borrower; however, this condition shall be applicable only to subsequent Term Advances (following the initial advance).

     2. There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested advance).

     3. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

     4. Estoppel certificates and subordination, non-disturbance and attornment agreements from tenants, ground lessors, and mortgagees of the Facilities, as requested by Lender.

     5. Such advance shall be secured by the Loan Documents, subject only to those exceptions to title approved by Lender at the time of Loan closing, as evidenced by, at Lender's election, title insurance endorsements satisfactory to Lender.

     6. Borrower shall have paid Lender's costs and expenses in connection with such advance (including title charges, and costs and expenses of Lender's inspecting engineer and attorneys).

     7. No change shall have occurred in the financial condition of Borrower which would have, in Lender's judgment, a material adverse effect on the Loan, the Facilities, or any Borrower's ability to perform its obligations under the Loan Documents.

     8. No condemnation or adverse, as determined by Lender, zoning or usage change proceeding shall have occurred or shall have been threatened against the Facilities; and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on any Facility or any Borrower's ability to perform its obligations under the Loan Documents.


                              Schedule 2.1 - 2

     9. Lender shall have no obligation to make any additional advance after December 31, 2004.

     10. At the option of Lender (i) each advance request shall be submitted to Lender at least ten (10) Business Days prior to the date of the requested advance; and (ii) all advances shall be made at the Albuquerque, New Mexico office of Lender or at such other place as Lender may designate unless Lender exercises its option to make an advance directly to the Person to whom payment is due.

                          PART C. IMPROVEMENTS ADVANCES

     Additional advances shall be made to finance deferred maintenance, capital improvements, equipment repair, or equipment purchases as contemplated by the Budget on the following terms and conditions:

     1. Each request for such an advance shall specify the amount requested, shall be on forms satisfactory to Lender, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Lender. Such advances may be made, at Lender's election, either: (a) in reimbursement for expenses paid by Borrower, or (b) for payment of expenses incurred and invoiced but not yet paid by Borrower. Lender, at its option and without further direction from Borrower, may disburse any improvements advance to the Person to whom payment is due or through an escrow satisfactory to Lender. Borrower hereby irrevocably directs and authorizes Lender to so advance the proceeds of the Loan. All sums so advanced shall constitute advances of the Loan and shall be secured by the Loan Documents. Any improvements advance for such purpose shall be part of the Loan and shall be secured by the Loan Documents. Lender may, at Borrower's expense, conduct an audit, inspection, or review of the Facilities to confirm the amount of the requested improvements advance.

     2. Borrower shall have submitted and Lender shall have approved (a) the improvements to be constructed, (b) the plans and specifications for such improvements, which plans and specifications may not be changed without Lender's prior written consent, and (c) if requested by Lender, each contract or subcontract for an amount in excess of $20,000 for the performance of labor or the furnishing of materials for such improvements.

     3. Borrower shall have submitted and Lender shall have approved the time schedule for completing the capital improvements. After Lender's approval of a detailed budget, such budget may not be changed without Lender's prior written consent. If the estimated cost of such improvements exceeds the unadvanced portion of the amount allocated for such improvements in the approved budget, then Borrower shall provide such security as Lender may require to assure the lien-free completion of improvements before the scheduled completion date.

     4. All improvements constructed by Borrower prior to the date an improvements advance is requested shall be completed to the satisfaction of Lender and Lender's engineer and in accordance with the plans and budget for such improvements, as approved by Lender, and all legal requirements.

     5. Borrower shall not use any portion of any improvements advance for payment of any other cost except as specifically set forth in a request for advance approved by Lender in writing.


                              Schedule 2.1 - 3

     6. Each improvements advance, except for a final improvements advance, shall be in the amount of actual costs incurred less ten percent (10%) of such costs as retainage to be advanced as part of a final improvements advance.

     7. Lender shall not under any circumstances be obligated to make any improvements advance after December 31, 2004.

     8. No funds will be advanced for materials stored at the Facilities unless Borrower furnishes Lender satisfactory evidence that such materials are properly stored and secured at the Facilities.

                        PART D. WORKING CAPITAL ADVANCES

     Additional advances shall be made for Borrower's working capital needs as contemplated by the Budget on the following terms and conditions:

     1. Each request for such an advance shall specify the amount requested and the intended use therefor. After Lender's approval of a detailed budget, such budget may not be changed without Lender's prior written consent.

     2. Borrower shall not use any portion of any working capital advance for payment of any other cost except as specifically set forth in a request for advance approved by Lender in writing.

     3. Lender shall not, under any circumstances, be obligated to make any working capital advance after December 31, 2004.









                              Schedule 2.1 - 4

                              LIST OF DEFINED TERMS

                                                                        Page No.
                                                                        --------
1996 Horizon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
1997 Horizon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Assignments of Rents and Leases. . . . . . . . . . . . . . . . . . . . . . .   1
Bankruptcy Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Contract Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Debt Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Eligible Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ERISA Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Horizon. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Mortgages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Net Cash Flow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
NIPSI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
NIPSI Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Operating Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Potential Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Revolving Credit Advances. . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                  List - 1

Site Assessment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
State. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
TDHS Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Term Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
THE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8



















                                  List - 2

                                                                 EXHIBIT 10.44

                           MASTER MANAGEMENT AGREEMENT


     This Master Management Agreement (the "AGREEMENT") is executed to be effective as of January 1, 1996 between TEXAS HEALTH ENTERPRISES, INC., a Texas corporation ("THE"), HEALTH ENTERPRISES OF OKLAHOMA, INC., an Oklahoma corporation ("HEO"), HEALTH ENTERPRISES OF MICHIGAN, INC., a Michigan corporation ("HEM"), and PCK-TEX, LTD., a Texas limited partnership ("PCK") (THE, HEO, HEM and PCK shall be sometimes referred to herein collectively as "OWNER"), and HORIZON FACILITIES MANAGEMENT, INC., a Delaware corporation ("MANAGER").

                                    RECITALS

     WHEREAS, Owner is the licensed operator of those certain long-term care facilities identified on EXHIBIT A attached hereto and incorporated herein by reference (each, a "FACILITY" and collectively, the "FACILITIES"); and

     WHEREAS, in the ordinary course of the long-term care business, owners and/or operators from time to time engage managers to provide management services in respect of their long-term care facilities; and

     WHEREAS, subject to the terms and provisions set forth hereinbelow, Manager desires to assume and, in consideration for the receipt of the consideration provided for herein, Owner is willing to grant Manager, responsibility for the management of the Facilities.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, the receipt and sufficiency of which is expressly acknowledged by each of the parties hereto, IT IS HEREBY AGREED AS FOLLOWS:

     5. MANAGEMENT AND CONSULTING RESPONSIBILITIES OF MANAGER. Owner hereby engages Manager and Manager hereby accepts such engagement and agrees to provide management, consulting and advisory services to Owner in connection with the operation of the Facilities, upon the terms and conditions set forth in this Agreement. Notwithstanding any other provision of this Agreement, by entering into this Agreement, Owner does not delegate to Manager any powers, duties or responsibilities which it is prohibited by law from delegating; Owner also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement. Subject to the foregoing, Manager shall provide the following services:

          (a) ADMINISTRATOR. Manager shall supervise the performance of each of the Administrators of each of the Facilities, who shall be responsible for the functional operation of

                                    List - 3
their respective Facilities and execution on a day-to-day basis of policies established by Manager in accordance with this Agreement.

          (b) GENERAL DESCRIPTION OF DUTIES. Manager shall, in consultation with, for and on behalf of, and in the name of Owner, perform and provide all services necessary to provide and maintain high quality care and management in respect of the Facilities consistent with the standards of a reasonably prudent operator/manager, including, without limitation, the following:

               (1) Manager shall supervise the performance of all administrative functions as may be necessary in the management and operation of the Facilities;

               (2) Manager shall recruit, select, employ, train, promote, direct, discipline, suspend and discharge the personnel of each Facility; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by each Facility;

               (3) To the extent necessary and appropriate, Manager shall provide accounting, billing, purchasing, and bill payment functions for each of the Facilities;

               (4) Manager shall establish a system of accounts and supervise the maintenance of ledgers and other primary accounting records by personnel of each of the Facilities;

               (5) Manager shall establish, supervise and administer the financial controls over the operations and management of the Facilities;

               (6) Manager shall develop and establish financial standards and norms by which income, costs, and operations of the Facilities may be evaluated;

               (7) Manager shall serve as advisor and consultant to Owner in connection with policy decisions to be made by Owner in respect of the Facilities; and

               (8)  Manager shall market the services of the Facilities.

          (c) OPERATIONAL POLICIES AND FORMS. Manager shall implement operational policies and procedures and, consistent with all budgetary and other applicable operational guidelines, develop such new policies and procedures as it deems necessary to insure the establishment and maintenance of operational standards appropriate for the nature of each of the Facilities.

          (d) CHARGES. Manager shall establish the schedules of recommended charges, including any and all special charges for services rendered to the patients at the Facilities. Owner

                                    List - 4
shall have the right to review the charge schedules established by Manager and if not disapproved in writing within ten (10) days of receipt, then such charges shall be deemed to have been approved.

          (e) INFORMATION. Manager shall develop any informational material, mass media releases, and other related publicity materials, which it deems necessary for the operation of the Facilities.

          (f) REGULATORY COMPLIANCE. Owner understands and agrees that Owner remains the licensed operator of each Facility and is ultimately responsible for compliance with all applicable regulatory requirements that attend the operation of long-term care facilities. Manager, for and on behalf of Owner and in Owner's name and with the assistance of Owner to the extent reasonably required, shall maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority for the operation of the Facility and to manage the operations of the Facility in full compliance with all applicable laws and regulations; however, in no event shall Manager be liable to Owner or any other person or entity for events or occurrences arising before the effective date hereof, including, without limitation, any events or occurrences which may affect any of the Facility's licenses, permits, certifications, qualifications or approvals.

          (g) EQUIPMENT AND IMPROVEMENTS. Manager shall advise Owner as to equipment and improvements which are needed to maintain or upgrade the quality of the Facilities and to replace obsolete or run-down equipment or to correct any other state or federal survey deficiencies which may be cited during the term of this Agreement. Owner shall review and act upon Manager's recommendations as expeditiously as possible. Manager shall not be liable for any cost or liability which Owner may incur in the event Owner disregards Manager's recommendations. Manager may, without Owner's prior written consent, make all repairs, replacements and maintenance required in the ordinary course of the operation of the Facilities with an individual cost of $10,000 or less. Manager shall obtain Owner's prior consent, which consent shall not be unreasonably withheld or delayed, for any repairs, replacements and maintenance which is required in the ordinary course of the operation of the Facilities and which has an individual cost per Facility in excess of $10,000 or $100,000 in the aggregate in any one year. Any repairs, maintenance or replacement which would be characterized (i) as an ordinary expense shall be made in accordance with the Facility's operating budget developed by Manager pursuant to Section 1.(n) and (ii) as a capital expenditure shall be made in accordance with the annual capital budget prepared by Manager pursuant to Section 1.(n).

          (h) ACCOUNTING. From and after the effective date hereof, Manager shall provide home office and accounting support to the Facility, which shall include preparation of each of the Facilities' Medicare and Medicaid cost reports and tax returns (including payroll-related tax returns) at Manager's expense. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. Manager shall cause all local, state and federal

                                    List - 5
taxes (excluding income taxes due and owing by Owner) to be timely paid or contested, as appropriate. The taxes and any reimbursement obligations due to Medicare and/or Medicaid shall be deemed to be operating expenses of the Facility and shall be paid out of the revenues of the Facility or the working capital provided by Manager under the terms hereof. Recoupments applicable to prior periods of time payable from third party payors shall reduce current revenues for the Facilities for purposes of calculating Manager's fee hereunder.

          (i) REPORTS. Manager shall prepare and provide to Owner any reasonable operational information which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing its tax returns and in complying with any reporting obligations imposed by any mortgagee. Manager shall cause all tax returns of Owner to be prepared in a timely fashion. Manager shall provide weekly census reports to Owner. In addition, (A) within thirty (30) days after the end of each calendar month, Manager shall provide Owner with an unaudited balance sheet with respect to each of the Facilities, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of each of the Facilities and (B) within ninety
(90) days after the end of the fiscal year of each of the Facilities, Manager shall provide Owner with unaudited financial statements including a balance sheet, of each of the Facilities, dated the last day of said fiscal year, and a statement of income and expense for the year then ended relating to the operation of each of the Facilities. In this connection, all such reports shall be prepared on forms reasonably acceptable to Owner and Manager; all statements and reports shall be prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied. As additional support to required reporting information under this Agreement, Manager shall, at Owner's reasonable request, provide Owner with copies of
(i) all bank statements and reconciliations, (ii) detailed cash receipts and disbursement records, (iii) general ledger listing, (iv) copies of invoices for development expenditures, (v) summaries of adjusting journal entries,
(vi) copies of all paid bills, (vii) all information required to prepare state and federal tax returns on a timely basis, and (viii) such other supporting documentation Owner may request.

          (j)  BANK ACCOUNTS.

               (1) ESTABLISHMENT. Manager shall establish a checking account in the name of Owner and of each of the Facilities and shall deposit therein all money received during the term of this Agreement in the course of the operation of each of the Facilities; provided, however, that during the term hereof, withdrawals and payments from this account shall be made only on checks signed by a person or persons designated by Manager with the approval of Owner. In this connection, Owner shall take such steps and/or actions as Manager may reasonably determine to be necessary to transfer Owner's existing control of its bank accounts to the control of Manager.

               (2) PAYMENT OF FACILITY EXPENSES. All expenses incurred in the operation of the Facilities, including, but not limited to, Facility mortgage or lease payments, payroll and employee benefits and payment of Manager's management fee, shall be paid by check drawn on this account. Withdrawals from this account shall be made

                                    List - 6
     to pay the following items in the following order of priority: (i) payroll, payroll tax and related expenses, (ii) lease and/or mortgage payments to Owner's landlords and/or lenders, as the case may be, in respect of the Facilities, (iii) Manager's management fee, (iv) operating expenses incurred by the Facilities in such order of priority as Manager deems appropriate to the operation of the Facility, and (v) payment of amounts due under the Loan Agreement (defined below), and payments due to Owner as set forth in that certain Letter Agreement by and among, Horizon/CMS Healthcare Corporation, Horizon Facilities Management, Inc., Texas Health Enterprises, Inc., and HEA Management Group, Inc. Manager acknowledges and agrees that Manager shall be responsible (but is not assuming liability) for the management and payment of all liabilities of Owner, inclusive of liabilities which may have arisen prior to the date of this Agreement. Manager shall pay as an expense of Manager and not a charge to Owner or the Facilities, all real property expenses and costs incurred in connection with a) the warehouses used by Owner in the business of operating the Facilities, b) the building in which Owner's headquarters office in Denton, Texas is located, and c) Owner's corporate residence for out-of-town employees visiting Owner's headquarters facility known as Savanaah Trail located at 2148 Savanaah Trail in Denton, Texas, including but not limited to all principal and interest on any debt which currently encumbers such facilities, taxes, utilities and insurance.

               (3) INSUFFICIENT FUNDS IN FACILITY BANK ACCOUNTS/WORKING CAPITAL. In the event the revenues generated by the Facilities are at any time throughout the term of this Agreement insufficient to pay all of the expenses associated with its operation, including, but not limited to, Manager's management fee, Manager has made a credit facility available to Owner and the Facilities pursuant to the Loan Agreement between Manager, HEA Management Group, Inc., a Texas corporation, HEO, HEM and PCK (the "LOAN AGREEMENT"). Manager shall make advances of working capital to the Facilities only under and consistent with the terms, provisions and conditions set forth in the Loan Agreement.

               (4) DEFERRAL OF MANAGEMENT FEES. To the extent that the working capital needs and capital improvement needs from time to time of the Facilities, each as determined jointly by Owner and Manager, exceed the amounts available under the Revolving Credit Advances under the terms of the Loan Agreement, Manager shall defer its collection of its management fee until such time as the working capital needs and capital improvements of the Facilities are less than the maximum amount available to be drawn under the Revolving Credit Advances. All such deferred fees shall be, in Manager's sole discretion, capitalized (e.g., added to the principal balance) on a monthly basis to the Loan (as defined in the Loan Agreement) or deferred (with interest accruing on such amounts at the Contract Rate [as defined in the Loan Agreement]) and repaid as soon as sufficient net cash flow from the Facilities is available.

          (k) PERSONNEL. Manager shall recruit, employ, train, promote, direct, discipline, suspend and discharge the personnel of each Facility; establish salary levels, personnel

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

policies and employee benefits; and establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by each Facility. All of the personnel of the Facility, including the Administrator of each Facility, shall be the employees of Owner subject to the provisions of Sections 1.(a) and 1.(b) hereinabove.

          (l) SUPPLIES AND EQUIPMENT. Manager shall purchase supplies and non-capital equipment needed to operate each Facility within the budgetary limits set forth in the annual operating budget prepared by Manager pursuant to Section 1.(n) Owner understands that Manager has certain national purchase arrangements with vendors that afford certain economies of scale in purchasing supplies and non-capital equipment. In purchasing said supplies and equipment, if possible, Manager shall take advantage of any national or group purchasing agreements to which Manager may be a party if doing so will reduce the operating expenses of each Facility. Owner may request that Manager purchase supplies and/or equipment from Owner's existing vendors and Manager may, at its discretion, act in accordance with Owner's request.

          (m) LEGAL PROCEEDINGS. Manager shall, through its legal counsel, coordinate all legal matters and proceedings with Owner's counsel. As soon as practicable after Manager obtains actual knowledge thereof, Manager shall notify Owner's duly authorized representative of all pending or threatened legal proceedings affecting the Facilities or Owner.

          (n) BUDGETS. Each Facility shall be operated on a fiscal year of January 1 through December 31. Within thirty (30) days from and after the date on which this Agreement becomes a final agreement as provided hereinbelow, Manager shall prepare and submit to Owner for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual cash flow projection. In the event a budget has not been agreed upon by the beginning of the fiscal year, the budget in effect for the prior fiscal year shall continue in effect until the new budget is agreed upon. Thereafter, within forty-five (45) days prior to the start of each fiscal year, Manager shall prepare and submit to Owner for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual cash flow projection. In the event a budget has not been agreed upon by the beginning of the fiscal year, the budget in effect for the prior fiscal year shall continue in effect until the new budget is agreed upon. Thereafter, any expenditures made during the year pursuant to said budgets and/or any expenditures exceeding by no more than 7 1/2%, on an aggregate basis, the amounts set forth therein (the "BUDGET THRESHOLD") may be made without Owner's prior approval. Any unbudgeted expenditures and/or any expenditures in excess of the Budget Threshold shall be subject to Owner's prior approval, which approval shall not be unreasonably withheld.

          (o) COLLECTION OF ACCOUNTS. Manager shall issue bills and collect accounts and monies owed for goods and services furnished by each Facility, including, but not limited to, enforcing the rights of Owner and each Facility as creditors under any contract or in connection with the rendering of any services; provided, however, that any expenses incurred by Manager

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

in so doing shall be treated as operating expenses of each Facility, which shall be payable out of the funds deposited in the bank accounts described in
Section 1.(j) hereof.

          (p) QUALITY CONTROLS. Manager shall continuously maintain a Quality Assurance ("QA") Program that objectively measures the quality of health care provided at each Facility. Manager shall provide copies of all QA reports, state surveys and complaint investigation reports to Owner within ten (10) days of Manager's receipt thereof.

     6. INSURANCE. Manager shall maintain, by payment of all necessary premiums therefor as Facility Expenses, the following insurance with respect to each Facility and the operation thereof, provided the same shall be maintained in amounts and coverage consistent with the coverage in effect as of the date hereof or such other amounts as may be required by law or, to the extent required by the landlords or mortgagors of the Facilities, the Facilities' leases and/or mortgages:

          (a) PROPERTY INSURANCE. All necessary and proper hazard insurance covering each Facility, the furniture, fixtures, and equipment situated thereon in amounts consistent with any underlying Facility lease or mortgage.

          (b) OTHER INSURANCE. All employee health and worker's compensation insurance (if required under applicable law) for its employees and all necessary and proper malpractice and public liability insurance for the protection of itself, its officers, agents and employees. Any insurance provided pursuant to this section shall comply with the requirements of any underlying Facility lease and/or mortgage.

          7. PROPRIETARY INTEREST. The systems, methods, procedures and controls employed by Manager and any written materials or brochures developed by Manager to document the same are to remain the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Owner, except as authorized by Manager. All systems, methods, procedures, written materials or brochures developed by Owner shall remain the property of Owner and may be used by Manager, during the term of this Agreement. Any systems, methods, procedures, written materials or brochures developed by Manager may be used by Owner for sixty (60) days after the termination of this Agreement.
Manager shall advise Owner in writing of any such proprietary materials which may not be utilized by Owner following the expiration of such sixty (60) day period.

     8. TERM OF AGREEMENT. The Initial Term of this Agreement shall commence on January 1, 1996 (the "COMMENCEMENT DATE") and shall continue for ten (10) years thereafter. Manager shall have the right to extend the term of this Agreement for two (2) consecutive five (5) year periods. Manager shall exercise such extension right by providing Owner with written notice of such extension not less than one year prior to the expiration of the then current term hereof.

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

     9. DEFAULT. Either party may terminate this Agreement, as specified in this Section 5, in the event of a default ("EVENT OF DEFAULT") by the other party.

          (a) With respect to Manager, subject to the provisions of Section 5 hereof, it shall be an "Event of Default" hereunder:

               (1) If Manager shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to Manager by Owner, which notice shall specify the event or events constituting the default;

               (2) If Manager shall apply for or consent to the appointment of a receiver, trustee or liquidator of Manager of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Manager, a bankrupt or insolvent or approving a petition seeking reorganization of Manager, or appointing a receiver, trustee or liquidator of Manager, of all or a substantial part of its assets.

          (b)  With respect to Owner, it shall be an Event of Default hereunder:

               (1) Subject to the possible deferment of management fees pursuant to the terms of Section 1.(j)(4), if Owner shall fail to make or cause to be made any payment to Manager required to be made hereunder (other than the payment of the Total Termination Fee or the Per Facility Termination Fee (each as defined in Section 10) for which no cure period shall be provided), and such failure shall continue for a period of twenty
     (20) days after notice thereof;

               (2) If Owner shall fail to keep, observe or perform any material agreement, term or provision of this Agreement and such default shall continue for a period of thirty (30) days after notice, which notice shall specify an event or events constituting the default thereof by Manager to Owner;

               (3) If Owner shall fail to make payments, or keep any covenants, owing to any third party which are beyond the control of Manager to make or keep, and which would cause Owner to lose possession of the Facility or any personal property which would be required to operate the Facility in the normal course; or

               (4) If Owner shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Owner or of all or a substantial part of its assets.

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

     10.   REMEDIES UPON DEFAULT.

          (a) If any Event of Default by Owner shall occur Manager shall be entitled to any remedy available to it in law or equity on account of such Event of Default, and Manager may forthwith terminate this Agreement as to the Facility in question or all Facilities, as Manager may elect, and thereafter, neither party shall have any further continuing operational obligations whatsoever under this Agreement in respect of the terminated Facility(ies), but Manager shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to the date of termination, including, but not limited to, any management fees and repayment of any loans which may be outstanding. Notwithstanding the foregoing, if, during the term of each Management Agreement, Owner terminates this Agreement and thereby terminating all of the underlying Facility Management Agreements for other than cause (which cause shall be conclusively deemed to exist if an Event of Default by Manager exists), Manager shall be entitled to a termination fee equal to $7,500,000 payable in cash within 45 days after the effective date of the termination (the "TOTAL TERMINATION FEE"). The Total Termination Fee shall be reduced on a pro-rata basis in accordance with the reduction in the number of the Facilities which are the subject of this Agreement. By way of example, assume that the aggregate number of Facilities as of the date hereof is 135. Further assume that the number of Facilities which are the subject of this Agreement as of the date of termination is 60. The Total Termination Fee shall be 60 divided by 135 multiplied by $7,500,000.00 which equals $3,333,333.00. In lieu of the Total Termination Fee, Manager may elect, in Manager's sole discretion, if, during the term of each Management Agreement, Owner terminates any one or more of the underlying Facility Management Agreements for other than cause (which cause shall be conclusively deemed to exist if an Event of Default by Manager exists) and for other than the circumstances set forth in Section 10 hereinbelow, Manager shall be entitled to a termination fee equal to 24 months management fee (determined according to Section 9.(a) hereof, as adjusted pursuant to Section 9.(b) hereof) (the "PER FACILITY TERMINATION FEE") and determined by multiplying (A) the management fee earned by Manager (determined on an accrual basis) in respect of the particular Facility for the immediately preceding calendar quarter, by
(B) eight (8); PROVIDED, HOWEVER, if, during the immediately preceding three
(3) month period the respective Facility has no net income (determined in accordance with generally accepted accounting principles, consistently applied), then Manager shall be entitled to a termination fee equal to management fee which would have been payable to Manager during said immediately preceding three (3) month period. However, in no event shall the aggregate amount of the Per Facility Termination Fees exceed the Total Termination Fee. Owner and Manager acknowledge and agree that they have included the provision for the payment of the Total Termination Fee or the Per Facility Termination Fee as provided above because, in the event of a termination of this Agreement or one or more of the underlying Facility Management Agreements, as applicable, for other than cause, the actual damages to be incurred by Manager (including, without limitation, unrecovered start-up expenses, additional overhead costs and capital improvement costs) can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

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

          (b) If any Event of Default by Manager shall occur, Owner may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement as to the Facility in question or all Facilities, as Owner may elect, and thereafter neither party shall have any further continuing operational obligations whatsoever under this Agreement in respect of the terminated Facility(ies); provided, however, that Manager shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to date of termination, subject to Owner's right to receive payment of damages from Manager.

     11. OWNER'S INSPECTION AND AUDIT RIGHTS. During the term hereof, Owner shall have the right, upon reasonable notice and during normal business hours to inspect each Facility and to inspect and/or audit all books and records pertaining to the operation thereof (the "FACILITY RECORDS"). In this connection, Owner shall have the right to conduct, or cause to be conducted, audits and examinations of each of the Facility Records. Unless and except to the extent that any such examination or audit discloses material errors, omissions or misstatements by Manager, the cost of all such audits and examinations shall be a Facility expense payable out of each Facility bank accounts. Errors in excess of ten percent (10%) in the aggregate shall be deemed "material." Manager shall pay the costs of all audits and examinations which disclose errors in favor of Owner in excess of ten percent (10%) in the aggregate. The books and records of each Facility shall be audited by a firm of independent certified public accountants mutually acceptable to both Owner and Manager annually, which shall be arranged for by Manager. The expense therefor shall be a Facility expense payable out of Facility bank accounts. The annual audit shall be completed no more than 120 days after the end of the fiscal year of Owner.

     12.   FACILITY OPERATIONS.

          (a) NO GUARANTEE OF PROFITABILITY. Manager does not guarantee that operation of each Facility will be profitable, but Manager shall use its best efforts to operate each Facility in as cost efficient and profitable a manner as reasonably possible consistent with applicable state, local and federal laws and regulations.

          (b) STANDARD OF PERFORMANCE. In performing its obligations under this Agreement, Manager shall use its best efforts and act with professionalism in accordance with acceptable and prevailing standards of health care as a reasonably prudent operator and the policies adopted by, and resources available to, each Facility.

          (c) FORCE MAJEURE. Manager will not be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war, acts of God, or any statute, regulation or rule of federal, state or local government or agency thereof.

          (d) TRANSACTIONS BETWEEN MANAGER AND ITS AFFILIATES. The parties hereto understand and acknowledge that, in the interest of benefitting the overall welfare of the patients/residents of each Facility, Manager may, for and on behalf of, and in the name of Owner, subcontract with certain of its affiliates to provide such ancillary services as pharmaceuticals and

                                    List - 12
pharmaceutical dispensation, enteral, parenteral, and infusion therapies; pharmacy consultation; speech, occupational and physical therapy services; respiratory therapies; clinical laboratory services; and other services such as non-invasive diagnostic testing. Manager agrees that it will cause the regional offices of its affiliates that provide such ancillary services to conduct regional market surveys of prevailing market rates for similar services in the respective Facility's market area ("PREVAILING MARKET RATES") and that the cost of such services to each Facility and/or the residents of each Facility shall be reasonably comparable to the Prevailing Market Rates. Upon completion of any such market survey of the Prevailing Market Rates for any Facility, each of Manager's affiliates providing ancillary services to residents in each Facility shall deliver the results of any such market survey to Owner to enable Owner to exercise its best business judgment that Manager's use of its affiliates to provide such ancillary services represents a "reasonable and prudent buyer" decision. Final authority regarding each such subcontract (and the identity of each subcontractor) shall lie with Owner; however, so long as Manager's affiliates provide such services at the Prevailing Market Rates for similar services, Owner shall not unreasonably withhold or delay its consent to Manager's affiliates performing such services.

          (e) AUDIT RIGHTS. Owner may, after giving Manager 30 days' prior written notice thereof, inspect or have an independent firm of certified public accountants audit Manager's records relating to transactions between Manager and its Affiliates ("AFFILIATE TRANSACTIONS") for the Facility for the year immediately preceding the audit or inspection; however, no audit or inspection shall extend to periods of time before the date on which Manager began actively managing the Facilities. Owner's audit or inspection shall be conducted only during business hours reasonably designated by Manager. Owner shall pay the reasonable costs (as determined by Manager) of such audit or inspection, including Manager's or the facility administrator's employee time devoted to such audit or inspection to reimburse Manager for its overhead costs allocable to the inspection or audit, unless the audit or inspection for the time period in question is determined to be in error by more than five percent (5%) in the aggregate and, as a result thereof, Owner paid more than 105% of the actual Prevailing Market Rates for the Affiliate Transactions due for such time period, in which case Manager shall reimburse Owner with respect to such audit or inspection the sum of (1) any amounts billed by Manager and collected from Owner with respect to such audit or inspection, if any, and (2) the lesser of (i) Owner's out-of-pocket costs in connection with such audit or (ii) the actual amount of the variance between the amount billed to Owner for the such Affiliate Transactions and a final audited figure for the Prevailing Market Rates for such services. Owner may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that Manager charged Owner fees for such Affiliate Transactions in excess of 105% of the Prevailing Market Rates, then Manager shall refund to Owner any overpayment of any such fees, within 30 days after Manager's and Owner's determination of the Prevailing Market Rates thereof. Owner shall maintain the results of such audit and inspection confidential and shall not be permitted to use any third party to perform such audit and inspection unless such third party is a certified public accountant and agrees with Manager in writing to maintain the results of such audit or inspection confidential.

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

     13.   MANAGER'S FEE

          (a) BASE FEE. During the term of this Agreement, subject to the adjustments identified in Section 9.(b) of this Agreement, Manager shall be entitled to a monthly management fee equal to 6.5% of the gross revenues generated from the operation of each Facility throughout the term hereof. Such fee shall be payable within 30 days of Manager's invoice therefor. For purposes hereof, "gross revenues" shall mean all revenues generated by each Facility, but shall specifically exclude the proceeds from the sale of any equipment located in and used in connection with the operation of each Facility, any insurance and condemnation proceeds and/or the proceeds from the sale or disposition of any of the Facilities.

          (b) MANAGEMENT COMPANY INCENTIVES. Notwithstanding the provisions of Section 9.(a) hereinabove, during the term of each Management Agreement, every $5,000,000 decrease, excluding decreases resulting from external source borrowings, in the outstanding principal balance owing by Owner to Manager under the Loan Agreement shall result in an increase in the management fee by an amount equal to .5% of the gross revenues generated by the operation of each Facility; PROVIDED, HOWEVER, notwithstanding the foregoing, at such time as the outstanding principal balance owing by Owner to Manager under the Loan Agreement is equal to or less than $10,000,000, then the management fee shall be equal to 7.5% of the gross revenues generated by the operation of each Facility; PROVIDED FURTHER, HOWEVER, that in no event shall the management fee exceed 7.5% of the gross revenues generated by operation of each Facility.

     14. MANAGER'S RIGHT OF FIRST REFUSAL. If Owner receives an offer to purchase any Facility from an unrelated third party during the term or any renewal term of this Agreement, Manager shall have the first right to purchase the Facility for the same price (except as set forth below) and on the same terms as Owner has negotiated with such third party. Owner shall provide Manager with a notice of its intention to sell the Facility, which must contain a complete copy of the offer stating all the terms and conditions of the transaction (the "OFFER NOTICE"). Within ten (10) days of Manager's receipt of the Offer Notice, Manager shall notify Owner of its intent to exercise its first right to purchase the Facility and indicate its willingness to enter into a purchase agreement on the same terms and conditions as provided in such notice; however, Manager shall be entitled to a reduction in the purchase price for any brokerage commission which Owner would have paid in connection with the offered transaction, but does not pay in connection with the sale of such Facility to Manager. If Manager elects not to exercise its first right to purchase, Owner may sell the Facility in question within 120 days thereafter at a third party sale at a price no less than the stated sales price in the Offer Notice or on terms more favorable than those contained in the Offer Notice. After such 120 days, Owner must re-offer the Facility to Manager. The right granted to Manager hereunder shall be an ongoing right of first refusal and shall continue until the expiration or termination of this Agreement. Upon the sale of a Facility to a third party, the provisions of this Agreement shall terminate with regard to such Facility.

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

     15.  REPRESENTATIONS AND WARRANTIES.

          (a) MANAGER. To induce the Company to enter into this Agreement, Manager hereby represents and warrants to Owner as follows:

               (1) Manager is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority under the laws of each state in which Manager conducts business and its charter documents to own its property and assets, to enter into and perform its obligations under this Agreement and to transact the business in which it is engaged or presently proposes to engage.

               (2) Manager has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Manager, enforceable in accordance with its terms.

               (3) Neither the execution and delivery of this Agreement, nor compliance with the terms of provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Manager pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Manager may be a party or by which it or they or any of its properties may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

               (4) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Manager of, this Agreement or the taking of any action contemplated herein except for the notice and filing requirements of the Texas Department of Human Services.

          (b) OWNER. To induce Manager to enter into this Agreement, Owner hereby represents and warrants to Manager as follows:

               (1) Each Owner is a corporation or limited partnership, as applicable, duly organized and validly existing under the laws of the state of its formation and has all requisite power and authority under the laws of such state and its organizational documents to own its property and assets, to enter into and perform its obligations under this Agreement and to transact business in which it is engaged or presently proposes to engage.

               (2) Each Owner has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes

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

     the valid and binding obligation and agreement of each of Owner, enforceable in accordance with its terms.

               (3) Each Owner shall use its best efforts to obtain all necessary consents and agreements from third parties to ensure that this Agreement does not breach, conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any property or assets of any Owner pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement and other instrument to which any Owner is a party or by which it may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any governmental commission, bureau or administrative agency. Each Owner and Manager shall cooperate in good faith to execute any necessary documentation to evidence such consents and any other documentation reasonably necessary to effectuate the spirit of this Agreement and the other Loan Documents.

               (4) There are no accrued pension plan benefits for any employees of Owner at each Facility nor, except as set forth on EXHIBIT B, are there any labor union contracts at any of the Facilities. Except as set forth on EXHIBIT B, neither Owner nor any operator of any of the Facilities are a party to a union or other collective bargaining agreement with respect to any of the Facilities. To Owner's knowledge, none of the employees are actively seeking the formation of a labor union. To Owner's knowledge, Owner is not a party to any labor dispute or grievance except as set forth on EXHIBIT B.

               (5) To the best of Owner's knowledge, there are no patient care agreements or life care contracts with residents of any of the Facilities or with any other persons or organizations which deviate in any material respect from the standard form customarily used at any of the Facilities. To the best of Owner's knowledge, all patient records at any of the Facilities are true and correct in all material respects.

               (6) To the best of Owner's knowledge, all inventories of non-perishable food and central supplies located at each Facility are in sufficient condition and quantity to operate each Facility at normal capacity for one week or at such higher levels as may be required by law. All inventories of perishable food are at the levels normally maintained by Owner or at such higher levels as may be required by law.

               (7) All prior agreements to provide management services in respect of any of the Facility have been terminated and are of no further force and effect other than as set forth on EXHIBIT C.

     16. ASSIGNMENT. This Agreement shall not be assigned by either party without the prior written consent of the other party. Manager may not, without the prior written consent of Owner, which may be withheld or granted in Owner's sole discretion, assign its obligations as Manager hereunder or sublease, assign or submanage any of the Facilities other than to an affiliate of Manager.

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

     17. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

     18. APPLICABLE LAW. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Texas applicable to contracts between residents of Texas which are to be performed entirely within Texas, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principle place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Texas; or (vii) any combination of the foregoing.

     19. NOTICES. All notices required or permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

     To Manager:              Horizon Facilities Management, Inc.
                              Horizon/CMS Healthcare Corporation
                              6001 Indian School Road, N.E., Suite 530
                              Albuquerque, New Mexico  87110
                              Telephone:  (505) 881-4961
                              Facsimile:  (505) 881-5097
                              Attn.: Neal M. Elliott

     With a copy to:          Scot Sauder, General Counsel
                              Horizon/CMS Healthcare Corporation
                              6001 Indian School Road, N.E., Suite 530
                              Albuquerque, New Mexico  87110
                              Telephone:  (505) 881-4961
                              Facsimile:  (505) 881-5097




                                    List - 17

     To Owner:                HEA Management Group, Inc.
                              Texas Health Enterprises, Inc.
                              Health Enterprises of Oklahoma, Inc.
                              Health Enterprises of Michigan, Inc.
                              PCK-TEX, LTD.,
                              401 North Elm Street
                              Denton, Texas  76201

     with a copy to:          Steven G. Wolff, Esq.
                              Rosenfeld & Wolff
                              2049 Century Park East, Suite 600
                              Los Angeles, CA  90067
                              Telecopier:  310-556-0401

     20. RELATIONSHIP OF THE PARTIES. The relationship of the parties shall be that of Owner and Independent Contractor and all acts performed by Manager during the term hereof as Manager of the Facility shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns on the one hand, and Manager, its successors and assigns on the other hand. Manager will not be liable in the performance of its duties for any loss incurred by or damage to Owner, unless such loss or damage results from the negligence or willful misconduct of Manager.

     21. INDEMNIFICATION. Manager shall indemnify, defend and hold Owner harmless from any loss, liability or damage resulting from the acts or omissions of Manager, it's officers, agents (which shall include Owner's employees while under Manager's supervision pursuant to the terms of this Agreement) or employees in connection with the operation of the Facility by Manager. Owner shall indemnify, defend and hold Manager harmless from any loss, liability or damage resulting from the negligence or willful misconduct of Owner, its officers, agents or employees not under the direction or control of Manager in performing their obligations under the Agreement.

     22. OBLIGATIONS SECURED. All of Owner's obligations hereunder, including, without limitation, Manager's management fee, the Total Termination Fee, the Per Facility Termination Fee, and Manager's right of first refusal, shall be secured by the Loan Documents (as defined in the Loan Agreement).

     23. ENTIRE AGREEMENT. Except for that certain Letter Agreement dated as of December 20, 1995 by and among Horizon/CMS Healthcare Corporation, Manager, Texas Health Enterprises, Inc., and HEA Management Group, Inc., the Loan Agreement and all documents and/or instruments executed in connection therewith, this Agreement contains the entire agreement between the parties and shall be binding upon and inure to the benefit of their successors and assigns. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

                                    List - 18

     24. CAPTIONS. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     25. ATTORNEY'S FEES. In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

     26. CUMULATIVE; NO WAIVER. A right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     27. DISCLAIMER OF EMPLOYMENT OF FACILITY EMPLOYEES. Each employee that offices at the HEA Group's home office in Denton, Texas whom Manager, in its sole discretion, retains, shall be and become Manager's employees and shall be included in the management fee, and shall not be included as a Facility expense. No person employed by any of the Facilities will be an employee of Manager, and Manager shall have no liability for payment of their wages, payroll taxes, and other expenses of employment, except that Manager shall have the obligation to exercise reasonable care in its management of the Facility and to apply available funds to the payment of such wage and payroll taxes. All such persons will be employees Owner or independent contractors or the employees of independent contractors, as appropriate under the terms of this Agreement.

     28. RESPONSIBILITY FOR MISCONDUCT OF EMPLOYEES AND OTHERS. Manager will have no liability whatsoever for damages suffered on account of the dishonesty, willful misconduct or negligence of any employee of Owner unless Manager is shown to have been negligent in its supervision of said employees, in which case Manager shall be liable for its own negligence but not for the acts of said employee(s).

     29. ACCESS OF THE GOVERNMENT TO BOOKS AND RECORDS. In the event the services provided hereunder have a 12-month cost or value of $10,000 or more (or such other amount as may hereafter be established by law):

          (a) Until the expiration of four years after the furnishing of services pursuant to this Agreement, Manager shall make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, and books, documents and records that are necessary to certify the nature and extent of such costs.

                                    List - 19

          (b) If Manager or its affiliates carries out any of the duties of this Agreement through a subcontract, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States, or any of their duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to certify the nature and extent of such costs.

          (c) The parties agree that any applicable attorney-client or other legal privileges shall not be deemed waived by virtue of this Agreement.

     30. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first written above.














                                    List - 20

                                        TEXAS HEALTH ENTERPRISES, INC.,
                                        a Texas corporation


                                        By:
                                           ----------------------------------
                                                Peter C. Kern, President


                                        HEALTH ENTERPRISES OF OKLAHOMA, INC.,
                                        an Oklahoma corporation


                                        By:
                                           ----------------------------------
                                                Peter C. Kern, President


                                        HEALTH ENTERPRISES OF MICHIGAN, INC.,
                                        a Michigan corporation


                                        By:
                                           ----------------------------------
                                                Peter C. Kern, President


                                        PCK-TEX, LTD.,
                                        a Texas limited partnership,

                                        By: Texas Health Enterprises, Inc.,
                                            a Texas corporation, General Partner


                                        By:
                                           ----------------------------------
                                                Peter C. Kern, President

                                        HORIZON FACILITIES MANAGEMENT, INC.,
                                        a Delaware corporation,



                                        By:
                                           ------------------------------------
                                               Neal M. Elliott, President,
                                           Chairman and Chief Executive Officer

                                    EXHIBIT A


                           [List of Labor Grievances]

                                   EXHIBIT B


                    [List of Existing Management Agreements]























                                      B-1